                                                                     EXHIBIT 4.1


================================================================================


                           SYNTHETIC INDUSTRIES, INC.


                               ------------------



                                  $170,000,000

                             SERIES A AND SERIES B


                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2007


                               ------------------



                                   INDENTURE



                         Dated as of February 11, 1997


                               ------------------


================================================================================

                               TABLE OF CONTENTS

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                                                        ARTICLE 1

                                        DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.2.  Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 1.3.  Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 1.4.  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16


                                                        ARTICLE 2

                                                        THE NOTES

SECTION 2.1.  Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 2.2.  Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 2.3.  Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 2.4.  Paying Agent to Hold Assets in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 2.5.  Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 2.6.  Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 2.7.  Replacement Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 2.8.  Outstanding Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 2.9.  Treasury Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 2.10. Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 2.11. Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 2.12. Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 2.13. CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 2.14. Deposit of Moneys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 2.15. Liquidated Damages Under Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  31



                                                        ARTICLE 3

                                            REDEMPTION AND OFFERS TO PURCHASE

SECTION 3.1.  Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 3.2.  Selection of Notes to Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 3.3.  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 3.4.  Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





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SECTION 3.5.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 3.6.  Notes Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 3.7.  Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 3.8.  Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 3.9.  Offer to Purchase by Application of Excess Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .  34


                                                        ARTICLE 4

                                                        COVENANTS

SECTION 4.1.  Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 4.2.  Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 4.3.  Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 4.4.  Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 4.5.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 4.6.  Stay, Extension and Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 4.7.  Company and Corporate Existence and Maintenance of Properties and Insurance . . . . . . . . . . . . . .  39
SECTION 4.8.  Limitation on the Incurrence of Indebtedness and Issuance of Disqualified Stock . . . . . . . . . . . .  40
SECTION 4.9.  Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 4.10. Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 4.11. Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 4.12. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries  . . . . . . . . . . . . .  44
SECTION 4.13. Limitation on Layering Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 4.14. Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 4.15. Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 4.16. Payments for Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47



                                                        ARTICLE 5

                                                        SUCCESSORS

SECTION 5.1.  Limitation on Merger, Consolidation or Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 5.2.  Successor Person Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48





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                                                        ARTICLE 6

                                                  DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 6.2.  Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 6.3.  Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 6.4.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 6.5.  Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 6.6.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 6.7.  Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 6.8.  Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 6.9.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 6.10. Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 6.11. Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53



                                                        ARTICLE 7

                                                         TRUSTEE

SECTION 7.1.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 7.2.  Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 7.3.  Definitive Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 7.4.  Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 7.5.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 7.6.  Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 7.7.  Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 7.8.  Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 7.9.  Successor Trustee by Merger, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 7.10. Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 7.11. Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . . . . . . . .  59



                                                        ARTICLE 8

                                         LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.  Option to Effect Legal Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 8.2.  Legal Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 8.3.  Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 8.4.  Conditions to Legal Defeasance or Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . .  61
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SECTION 8.5.  Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                    Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 8.6.  Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 8.7.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 8.8.  Discharge of Liability on Securities; Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  63



                                                        ARTICLE 9

                                                        AMENDMENTS

SECTION 9.1.  Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 9.2.  With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 9.3.  Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 9.4.  Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 9.5.  Notation on or Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 9.6.  Trustee to Sign Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66



                                                        ARTICLE 10

                                                      SUBORDINATION

SECTION 10.1.  Agreement to Subordinate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 10.2.  Liquidation; Dissolution; Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 10.3.  Default on Designated Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 10.4.  Acceleration of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 10.5.  When Distribution Must be Paid Over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 10.6.  Notice by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 10.7.  Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 10.8.  Relative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 10.9.  Subordination May Not be Impaired by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 10.10. Distribution or Notice to Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 10.11. Rights of Trustee and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 10.12. Authorization to Effect Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 10.13. Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
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                                                        ARTICLE 11

                                                      MISCELLANEOUS

SECTION 11.1.  Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 11.2.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 11.3.  Communication by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 11.4.  Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 11.5.  Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 11.6.  Rules by Trustee and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 11.7.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 11.8.  No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 11.9.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 11.10. No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 11.11. Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 11.12. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 11.13. Counterpart Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 11.14. Table of Contents, Headings, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75



SIGNATURES

EXHIBITS

Exhibit A      FORM OF NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     A-1
Exhibit B      FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES     B-1
Exhibit C      FORM OF CERTIFICATE TO BE DELIVERED BY ACCREDITED INSTITUTIONS . . . . . . . . . . . .     C-1
Exhibit D      FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S  D-1

                             CROSS-REFERENCE TABLE*


                     Trust Indenture                                                          Indenture
                       Act Section                                                             Section
                -------------------------                                                 -----------------
                310(a)(1)                                                                       7.10
                (a)(2)                                                                          7.10
                (a)(3)                                                                          N.A.
                (a)(4)                                                                          N.A.
                (a)(5)                                                                          7.10
                (b)                                                                           7.8; 7.10
                (c)                                                                             N.A.
                311(a)                                                                          7.11
                (b)                                                                             7.11
                (c)                                                                             N.A.
                312(a)                                                                           2.5
                (b)                                                                             11.3
                (c)                                                                             11.3
                313(a)                                                                           7.6
                (b)(1)                                                                           N.A.
                (b)(2)                                                                           7.6
                (c)                                                                              7.6
                (d)                                                                              7.6
                314(a)                                                                        4.3; 4.4
                (b)                                                                              N.A.
                (c)(1)                                                                          11.4
                (c)(2)                                                                          11.4
                (c)(3)                                                                           N.A.
                (d)                                                                              N.A.
                (e)                                                                             11.5
                (f)                                                                              N.A.
                315(a)                                                                         7.1(2)
                (b)                                                                              7.5
                (c)                                                                            7.1(1)
                (d)                                                                            7.1(3)
                (e)                                                                             6.11
                316(a)(last sentence)                                                            2.9
                (a)(1)(A)                                                                        6.5
                (a)(1)(B)                                                                        6.4
                (a)(2)                                                                           N.A.
                (b)                                                                              6.7
                (c)                                                                              9.4
                317(a)(1)                                                                        6.8
                (a)(2)                                                                           6.9

                     Trust Indenture                                                          Indenture
                       Act Section                                                             Section
                -------------------------                                                 -----------------
                (b)                                                                              2.4
                318(a)                                                                          11.1
                (b)                                                                             N.A.
                (c)                                                                             11.1


N.A. means not applicable
*This Cross-Reference Table is not part of this Indenture.

              INDENTURE, dated as of February 11, 1997, between SYNTHETIC INDUSTRIES, INC., a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as trustee ("Trustee").

              The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/4% Series A Senior Subordinated Notes due 2007 of the Company (the "Series A Notes"), and the 9 1/4% Series B Senior Subordinated Notes due 2007 of the Company (the "Series B Notes").


                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions

              "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

              "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities (or the equivalent) of a Person shall be deemed to be control.

              "Agent" means any Registrar, Paying Agent or co-registrar.

              "Asset Sale" means (i) the sale, lease, conveyance or other disposition (collectively, "dispositions") of any assets (including by way of a sale/leaseback transaction) other than dispositions of inventory in the ordinary course of business, (ii) the issuance by any Restricted Subsidiary of the Company of Equity Interests of such Restricted Subsidiary and (iii) the disposition by the Company or any of its Restricted Subsidiaries of Equity Interests of any Subsidiary of the Company, in the case of either clause (i),
(ii) or (iii), whether in a single transaction or a series of related transactions (a) that have a Fair Market Value in excess of $2.0 million or (b) for net proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) a disposition of assets by a Restricted Subsidiary of the Company to the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary or by the Company to a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary, (iii) a disposition consisting of a Restricted Payment permitted by Section 4.9 hereof, (iv) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole governed by Section 4.15 hereof and/or Article 5 hereof, and
(v) the sale of equipment by the Company or a Restricted Subsidiary to a financial institution in connection with the entering into by the Company or such Restricted Subsidiary of a Capital Lease Obligation with respect to such equipment provided that (a) such equipment was purchased by the Company or such Restricted Subsidiary subsequent to the date of the Indenture and within eighteen months of the incurrence of the Capital Lease Obligation and (b) at the time such equipment was purchased the Company or such Restricted Subsidiary, as evidenced by a resolution of its Board of Directors or an Officers' Certificate, intended to finance such equipment through a sale/leaseback transaction resulting in the incurrence of a Capital Lease Obligation.

              "Board of Directors" means, as applicable, the Board of Directors of the Company or any authorized committee of the Board of Directors.

              "Business Day" means any day other than a Legal Holiday.

              "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

              "Capital Stock" means (i) any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) in the case of a partnership, partnership interests (whether general or limited), and (iii) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition, and (vi) shares of any money market mutual fund, or similar fund, in each case having assets in excess of $500.0 million, which invests solely in investments of the types described in clauses (i) through (v) above.

              "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the Company and its Restricted

Subsidiaries to any Person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) any Person or group (as defined above), other than the Partnership, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, including by way of merger, consolidation or otherwise, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

              "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

              "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

              "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus
(i) an amount equal to any extraordinary, non-recurring or unusual loss plus any net loss realized in connection with an asset sale, to the extent such losses were deducted or otherwise excluded in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent such provision for taxes was deducted or otherwise excluded in computing Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person less consolidated interest income for such period, to the extent such amount was deducted or otherwise excluded in computing Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill, amortization of deferred debt expense and other intangibles and amortization of deferred compensation in respect of non-cash compensation but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent it represents an accrual of a reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period), of such Person and its Restricted Subsidiaries for such period, to the extent such depreciation and amortization were deducted or otherwise excluded in computing Consolidated Net Income, plus (v) an amount equal to all premiums on prepayments of debt, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

              Notwithstanding the foregoing, the provision for taxes, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed by dividend to such Person by such Restricted

Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

              "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate consolidated interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued, of such Person and its Restricted Subsidiaries for such period (including (i) amortization of original issue discount and deferred financing costs and non-cash interest payments and accruals, (ii) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method and
(iii) the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations, in each case, to the extent attributable to such period, but excluding (x) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing and (y) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person) determined in accordance with GAAP. Consolidated Interest Expense of the Company shall not include any prepayment premiums or amortization of original issue discount or deferred financing costs, to the extent such amounts are incurred as a result of the prepayment on the date of this Indenture of any Indebtedness of the Company with the proceeds of the Notes.

              "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, adjusted to exclude (only to the extent included and without duplication) (i) all gains which are extraordinary, unusual or are non-recurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of capital stock), (ii) all gains resulting from currency or hedging transactions, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the cumulative effect of a change in accounting principles; provided, that (a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of cash dividends or cash distributions actually paid to the referent Person or a Wholly Owned Subsidiary thereof that is a Restricted Subsidiary and (b) the Net Income of any Person that is an Unrestricted Subsidiary shall be included only to the extent of the amount of cash dividends or cash distributions actually paid to the referent Person or a Restricted Subsidiary thereof.

              "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus
(ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries, and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

              "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture, or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

              "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

              "Credit Facility" means the Fourth Amended and Restated Revolving Credit and Security Agreement, dated as of October 20, 1995, by and among the Company, the Subsidiaries of the Company set forth therein, the lenders party thereto and The First National Bank of Boston, as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

              "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries in the ordinary course of business against fluctuation in the values of the currencies of the countries (other than the United States) in which the Company or its Restricted Subsidiaries conduct business.

              "Default" means any event that is, or with the passage of time or the giving of notice, or both, would be, an Event of Default.

              "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto and the additional schedule referred to therein).

              "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

              "Designated Senior Debt" means (i) the Obligations of the Company with respect to the Credit Facility and (ii) any other Senior Debt of the Company permitted under this Indenture the principal amount of which at original issuance is $20.0 million or more (other than Senior Debt that is comprised of Hedging Obligations owing to a Person that is not a party to the Credit Facility).

              "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable or is convertible or exchangeable for Indebtedness at the option of the Holder thereof, in whole or in part, on or prior to February 15, 2007; provided, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not be Disqualified Stock if (i) the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions in favor of Holders set forth in Sections 4.14 and 4.15 hereof, as the case may be, (ii) such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.14 and 4.15 hereof, and (iii) such Capital Stock is redeemable within 90 days of the "asset sale" or "change of control" events applicable to such Capital Stock.

              "Eligible Inventory" means, with respect to the Company, the consolidated finished goods, raw materials and work-in-process less any applicable reserves, each of the foregoing determined in accordance with GAAP.

              "Eligible Receivables" means the consolidated trade receivables of the Company less the allowance for doubtful accounts, each of the foregoing determined in accordance with GAAP.

              "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

              "Event of Default" has the meaning set forth in Section 6.1 hereof.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exchange Note" means any Series B Note issued in exchange for an Original Note pursuant to the Exchange Offer or the Private Exchange Offer.

              "Exchange Offer" means the offer by the Company to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

              "Exchange Offer Registration Statement" means the registration statement under the Securities Act relating to the Exchange Offer, including the related prospectus.

              "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than the Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

              "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company, acting in good faith and by unanimous resolution, and which determination shall be evidenced by an Officers' Certificate delivered to the Trustee.

              "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or if the Company issues or redeems any preferred stock, in each case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Transaction Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable reference period. For purposes of making the computation referred to above, acquisitions (including all mergers and consolidations), dispositions and discontinuance of operations that have been made by the Company or any of its Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Transaction Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions and discontinuance of operations had occurred on the first day of the reference period; provided, however, that Fixed Charges shall be reduced by amounts attributable to operations that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to the Company's Fixed Charges subsequent to the Transaction Date.

              "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, (ii) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person, and (iv) the product of (a) all cash or non-cash dividend payments on any series of preferred stock of any Restricted Subsidiary of such Person (other than preferred stock of such Person), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States on the date of this Indenture.

              "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in the form of Note attached hereto as Exhibit A.

              "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

              "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

              "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) Interest Rate Agreements, (ii) Currency Agreements and (iii) Commodity Agreements.

              "Holder" means a Person in whose name a Note is registered.

              "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee of any Indebtedness of such Person or any other Person.

              "Indenture" means this Indenture, as amended or supplemented from time to time.

              "Initial Purchaser" means Bear, Stearns & Co. Inc., as initial purchaser in the Offering.

              "Interest Payment Date" means, with respect to any installment of interest on the Notes, the date specified in such Note as the fixed date on which such installment of interest is due and payable.

              "Interest Record Date" shall have the meaning set forth in the form of the Note attached hereto as Exhibit A.

              "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries in the ordinary course of business against fluctuations in interest rates.

              "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.


              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

              "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

              "Management Plans" means the Company's 1994 Stock Option Plan and 1996 Stock Option Plan, each as adopted by the Board of Directors.

              "Moody's" means Moody's Investors Service, Inc. and its successors.

              "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any sale of assets (including, without limitation, dispositions pursuant to sale/leaseback transactions), or
(b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

              "Net Proceeds" means the aggregate amount of consideration received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale in the form of cash or Cash Equivalents, (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets (including Equity Interests) the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

              "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

              "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

              "Notes" means the Exchange Notes and the Original Notes.

              "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Offering" means the offering of the Series A Notes pursuant to the Offering Memorandum.

              "Offering Memorandum" means the Offering Memorandum of the Company, dated February 6, 1997, relating to the Offering.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

              "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and the Chief Financial Officer or chief accounting officer of such Person.

              "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.5 hereof and, to the extent required by the TIA, complies with TIA Section
314. The counsel may be an employee of or counsel to the Company, any of its Subsidiaries or the Trustee.

              "Original Notes" means the Series A Notes initially issued under this Indenture prior to the issuance of Exchange Notes.

              "Partnership" means Synthetic Industries, L.P., a Delaware limited partnership.

              "Permitted Investments" means (i) any Investments in the Company or in a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary;
(ii) any Investments in Cash Equivalents; (iii) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with Sections 3.9 and 4.14 hereof and (v) any Investment in an Unrestricted Subsidiary or in an entity in which the Company or any Restricted Subsidiary has an Equity Interest together with one or more other Persons, and which is formed after the date of the Indenture for the purpose of engaging in a business (a) in which the Company or its Restricted Subsidiaries are engaged on the date of this Indenture or (b) which is related to a business in which the Company or its Restricted Subsidiaries are engaged on the date of this Indenture, provided, that, at the date any such Investment is made and after giving effect thereto, such Investment, together with other such Investments by the Company and its Restricted Subsidiaries since the date of the Indenture, does not exceed $15.0 million.

              "Permitted Liens" means (i) Liens in favor of the Company; (ii) Liens securing Senior Debt of the Company that was permitted to be incurred pursuant to this Indenture; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created in contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of this Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor; (ix) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Company or impair the use of such property in the operation of the Company's business; (x) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default; (xi) Liens to secure the payment of all or a part of the purchase price of property or assets acquired or constructed in the ordinary course of business on or after the date of this Indenture, provided that (a) such property or assets are used in the same or similar line of business as the Company was engaged in on the date of this Indenture, (b) at the time of incurrence of any such Lien, the aggregate principal amount of the obligations secured by such Lien shall not exceed the lesser of the cost or fair market value of the assets or property (or portions thereof) so acquired or constructed, (c) each such Lien shall encumber only the assets or property (or portions thereof) so acquired or constructed and shall attach to such property within 120 days of the purchase or construction thereof and (d) any Indebtedness secured by such Lien shall have been permitted to be incurred under Section 4.8 hereof; and (xii) precautionary filings of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction made in connection with Capital Lease Obligations permitted to be incurred by Section 4.8 hereof, provided, that such Lien does not violate clauses (a), (b) and (c) of clause (xi) hereof.

              "Person" means any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

              "Private Exchange Offer" means a private exchange offer pursuant to Section 2(a) of the Registration Rights Agreement.

              "Public Equity Offering" means a bona fide underwritten sale to the public of common stock of the Company pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company) that is declared effective by the SEC and results in aggregate gross proceeds to the Company of at least $15.0 million.

              "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Restricted Subsidiaries to any seller or any other Person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such Person or any of its subsidiaries within 180 days of such incurrence or assumption.

              "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date of this Indenture, between the Company and the Initial Purchaser, as amended or supplemented from time to time.

              "Representative" means the Trustee and any other trustee, agent or representative of holders of any Senior Debt.

              "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

              "Restricted Investment" means an Investment other than a Permitted Investment. With respect to Unrestricted Subsidiaries or Restricted Subsidiaries, the amount of Restricted Investments shall be calculated as the greater of (i) the book of value of assets contributed by the Company or a Restricted Subsidiary or (ii) the Fair Market Value of the assets contributed by the Company or a Restricted Subsidiary (as certified by a resolution of independent directors of the Company if Fair Market Value or book value is greater than $1.0 million).

              "Restricted Subsidiary" means (i) any Subsidiary of the Company in existence on the date of this Indenture, (ii) any Subsidiary of the Company (other than a Subsidiary that is also a Subsidiary of an Unrestricted Subsidiary) organized or acquired after the date of this Indenture, unless such Subsidiary shall have been designated as an Unrestricted Subsidiary by resolution of the Board of Directors as provided in and in compliance with the definition of "Unrestricted Subsidiary," and (iii) any Unrestricted Subsidiary which is designated as a Restricted Subsidiary by the Board of Directors of the Company; provided that, immediately after giving effect to the designation referred to in clause (iii), no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of additional Indebtedness under the first paragraph of Section 4.8 hereof. The Company shall evidence any such designation to the Trustee by promptly filing with the Trustee an Officers' Certificate certifying that such designation has been made and stating that such designation complies with the requirements of the immediately preceding sentence.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Debt" means (i) the Obligations of the Company with respect to the Credit Facility and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is pari passu with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (v) any obligation of the Company to, in respect of or imposed by any environmental, landfill, waste management or other regulatory governmental agency, statute, law or court order, (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of the Company's Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture on or after the date of this Indenture.

              "Series A Notes" means the Company's 9 1/4% Series A Senior Subordinated Notes due 2007 to be issued pursuant to this Indenture.

              "Series B Notes" means the Company's 9 1/4% Series B Senior Subordinated Notes due 2007 to be issued pursuant to this Indenture in the Exchange Offer.

              "Significant Subsidiary" means any Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

              "S&P" means Standard & Poor's Rating Group, and its successors.

              "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

              "Subsidiary" means, with respect to any Person (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Persons or one or more Subsidiaries of such Person or any combination thereof.

              "TIA" means the Trust Indenture Act of 1939, as in effect on the date this Indenture is qualified under the TIA.

              "Transfer Restricted Securities" has the meaning ascribed to the term "Registrable Securities" in the Registration Rights Agreement.

              "Trustee" means the party named as such above until a successor replaces it in accordance with applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

              "Unrestricted Subsidiary" means, until such time as any of the following shall be designated as a Restricted Subsidiary of the Company by the Board of Directors of the Company as provided in and in compliance with the definition of "Restricted Subsidiary," (i) any Subsidiary of the Company or of a Restricted Subsidiary of the Company organized or acquired after the date of this Indenture that is designated concurrently with its organization or acquisition as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company, (ii) any Subsidiary of any Unrestricted Subsidiary, and (iii) any Restricted Subsidiary of the Company that is designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company, provided that, (a) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (b) any such designation shall be deemed, at the election of the Company at the time of such designation, to be either (but not both) (x) the making of a Restricted Payment at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in Section 4.9 hereof or (y) the making of an Asset Sale at the time of such designation in an amount equal to the

Investment in such Subsidiary subject to the restrictions contained in Sections
3.9 and 4.14 hereof, and (c) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated. A Person may be designated as an Unrestricted Subsidiary only if and for so long as such Person (i) has no Indebtedness other than Non-Recourse Debt; (ii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to make any payment to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iii) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. The Company shall evidence any designation pursuant to clause
(i) or (ii) of the first sentence hereof to the Trustee by filing with the Trustee within 45 days of such designation an Officers' Certificate certifying that such designation has been made and, in the case of clause (iii) of the first sentence hereof, the related election of the Company in respect thereof.

              "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

              "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 80% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall be at the time beneficially owned by such Person (either directly or indirectly through Wholly Owned Subsidiaries).

SECTION 1.2.  Other Definitions

                                                              Defined in
                      Term                                     Section
                      ----                                    ----------
            "Asset Sale Offer"                                   4.14
            "Bankruptcy Law"                                     6.1
            "Change of Control Offer"                            4.15
            "Change of Control Payment"                          4.15

            "Change of Control Payment Date"                      4.15
            "Covenant Defeasance"                                 8.3
            "Custodian"                                           6.1
            "Excess Proceeds"                                     4.14
            "incur"                                               4.8
            "Intercompany Indebtedness"                           4.8
            "Legal Defeasance"                                    8.2
            "Legal Holiday"                                      11.7
            "Offer Amount"                                        3.9
            "Offer Period"                                        3.9
            "Paying Agent"                                        2.3
            "Payment Blockage Notice"                            10.3
            "Payment Default"                                     6.1
            "Permitted Refinancing"                               4.8
            "Purchase Date"                                       3.9
            "Registrar"                                           2.3
            "Refinancing Indebtedness"                            4.8
            "Restricted Payments"                                 4.9

SECTION 1.3.  Incorporation by Reference of Trust Indenture Act

              Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

              The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Notes;

              "indenture security holder" means a Holder of Notes;

              "indenture to be qualified" means this Indenture;

              "indenture trustee" or "institutional trustee" means the Trustee;

              "obligor" on the Notes means the Company, as obligor, or any successor obligor upon the Notes.

              All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4.  Rules of Construction

              Unless the context otherwise requires:

              (1)   a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3)   "or" is not exclusive;

              (4) words in the singular include the plural, and words in the plural include the singular;

              (5)   provisions apply to successive events and transactions; and

              (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2

                                   THE NOTES

SECTION 2.1.  Form and Dating

              The Original Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, substitutions and other variations as are required or permitted by this Indenture. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, substitutions and other variations as are required or permitted by this Indenture; provided, that Exchange Notes issued in the Exchange Offer shall not bear the legend set forth in Exhibit A hereto as indicated by footnote 2; provided, further, that Exchange Notes issued in both the Exchange Offer and the Private Exchange Offer shall not refer to Liquidated Damages and shall not include paragraph 20 of Exhibit A hereto. The Notes may have notations, legends or endorsements required by this Indenture, law, stock exchange rule, depository rule or usage. Any such notation, legend or endorsement shall be delivered in writing to the Trustee by the Company. Each Note shall be dated the date of its issuance and show the date of its authentication.

              The terms and provisions contained in the Notes, annexed hereto as Exhibit A hereto, shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

              The Original Notes initially will be issued in global form, substantially in the form of Exhibit A attached hereto (including the text set forth in footnote 1 thereto and the additional schedule referred to therein) and may be issued in definitive form, substantially in the form of Exhibit A hereto (not including the text set forth in footnote 1 thereto and the additional schedule referred to therein). The Original Notes initially will be deposited with the Trustee, as Note Custodian. The Global Notes initially shall be registered in the name of the Depository or the nominee of the Depository. A Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, as Note Custodian, in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.

SECTION 2.2.  Execution and Authentication

              Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The seal of the Company shall be reproduced on the Notes and may be in facsimile form.

              If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

              Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A hereto, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication executed by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder.

              At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a request for the authentication and delivery of such Notes signed by an Officer of the Company, and the Trustee, in accordance with such request, shall authenticate and deliver such Notes as provided in this Indenture.

              The Trustee shall authenticate (i) Original Notes for original issue in the aggregate principal amount not to exceed $170,000,000, and (ii) Exchange Notes issued, either (x) in the Exchange Offer for the Original Notes pursuant to the Exchange Offer Registration Statement filed with the Commission from time to time, for issue only in exchange for a like principal amount of Original Notes or (y) in the Private Exchange Offer, for issue only in exchange for a like principal amount of Original Notes, in each case, upon written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Original Notes or Exchange Notes and whether the Notes are to be Definitive Notes or Global Notes. Except as contemplated by Section 2.7 hereof, the aggregate principal amount of Notes outstanding at any time may not exceed $170,000,000. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

              The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

              The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company. The Trustee shall not be liable for any act or failure to act of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture. Each authenticating agent shall be acceptable to the Company and otherwise comply in all respects with the eligibility requirements of the Trustee contained in this Indenture.

SECTION 2.3.  Registrar and Paying Agent

              The Company shall maintain an office or agency where (a) Notes may be presented for registration of transfer or for exchange ("Registrar"),
(b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.
The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of payments on the Notes pursuant to Sections 4.14 and
4.15 hereof, neither the Company nor any of its Affiliates may act as Paying Agent.

              The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

              The Company initially appoints the Trustee to act as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.4.  Paying Agent to Hold Assets in Trust

              The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, or Liquidated Damages with respect to, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and will notify the Trustee of any Default by the Company or any other obligor on the Notes in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed. The Company at any time may require a Paying Agent to pay all assets held by it to the Trustee and account for any assets disbursed. Upon payment over and accounting to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no other liability for the assets. If either the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.5.  Holder Lists

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Interest Record Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

SECTION 2.6.  Transfer and Exchange

              (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with the request to register the transfer of the Definitive Notes, or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

                           (i) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder thereof or by an attorney who is duly authorized in writing to act on behalf of the Holder; and

                           (ii) shall, in the case of a Transfer Restricted Security, be accompanied by the following additional information and documents, as applicable:

                                  (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                                  (B) if such Transfer Restricted Securities are being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in a transaction meeting the requirements of Rule 144 under the Securities Act (based upon an Opinion of Counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                                  (C) if such Transfer Restricted Securities are being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto);

                                  (D) if such Transfer Restricted Securities are being transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based on an Opinion of Counsel if the Company so requests), certification to that effect from such Holder (in substantially the form of Exhibits B and D hereto); or

                                  (E) if such Transfer Restricted Securities are being transferred in reliance on another exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto).

              (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or by an attorney who is duly authorized in writing to act on behalf of the Holder, together with:

                    (i) if such Definitive Note is being delivered to the Trustee by a Holder, without transfer, to enable such Holder to obtain a beneficial interest in a Global Note, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); provided that such Holder provides a certification that such Holder is otherwise permitted to hold a beneficial interest in a Global Note;

                    (ii) if such Definitive Note is a Transfer Restricted Security and is being transferred, certification, substantially in the form of Exhibit B hereto, that either (A) such Definitive Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act, (B) to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or
       (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), provided that the Trustee receives a certification from such transferee (in substantially the form of Exhibit C hereto), or (C) to a foreign person outside the U.S. pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based upon an Opinion of Counsel if the Company so requests), provided that the Trustee receives a certification from such transferor (in substantially the form of Exhibit D hereto); and

                    (iii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions directing the Trustee to make, or directing the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note;

then the Trustee shall cancel such Definitive Note in accordance with Section
2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

              (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

              (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                    (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                           (A)    if such beneficial interest is being
              transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit B hereto); or

                           (B)    if such beneficial interest is being
              transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in a transaction meeting the requirements of Rule 144 under the Securities Act (based upon an Opinion of Counsel if the Company so requests) or
              (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                           (C)    if such beneficial interest is being
              transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such transferor (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto); or

                           (D)    if such beneficial interest is being
              transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based upon an Opinion of Counsel if the Company so requests), certifications to that effect from such transferor (in substantially the form of Exhibits B and D hereto); or

                           (E)    if such beneficial interest is being
              transferred in reliance on another exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if the Company so requests), a certification to that effect from such transferor (in substantially the form of Exhibit B hereto);

       then the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                    (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

              (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

              (f)   Authentication of Definitive Notes.  If at any time:

                    (i) the Company notifies the Trustee in writing that the Depository for the Notes is no longer willing or able to act as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                    (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture;

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes and registered in such names as the Depository shall instruct the Trustee or the Company in writing.

              (g)   Legends.

                    (i)    Except as permitted by the following paragraphs
       (iii) and (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form until after the third anniversary of the later of the date of original issuance of the Note and the last day on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security):

              "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
              ACT) WHO IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
              NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE ISSUER, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO

              THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (F) OUTSIDE THE U.S. TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED, IN THE CASE OF CLAUSES (C), (D), (F) AND (G) ABOVE, UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE."

                    (ii) Each Global Note shall also bear the following legend:

              UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO

HEREINAFTER. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES SET FORTH IN SECTION
2.6 OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE. BENEFICIAL INTEREST IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.6 OF THE INDENTURE.

                    (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in clause (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in clause (i) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Security shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear a legend set forth in clause (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                    (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in clause (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution (within the meaning of the Securities Act) of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company. The Company shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

                    (v) By its acceptance of any Note bearing the legend set forth in Section 2.6(g)(i) hereof, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend and agrees that it will transfer such Note only as provided in this Indenture.

              (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, such Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee to reflect such reduction.

              (i)   General Provisions with respect to Transfer and Exchanges.

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, pursuant to the terms of this Indenture, Definitive Notes and Global Notes at the Registrar's request.

                    (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.10, 3.7, 3.9, 4.14, 4.15 and 9.5 hereof).

                    (iii) Neither the Company nor the Registrar shall be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                    (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefit under this Indenture as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                    (v) The Company shall not be required to issue, register the transfer or exchange of Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection.

                    (vi) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and premium, interest and Liquidated Damages, if any, on such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                    (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

                    (viii) Neither the Company nor the Trustee shall be liable for any delay by the Depository in identifying the beneficial owners of the Notes and each such Person may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Notes to be issued).

                    (ix) Members of, or participants in, the Depository shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as the Note Custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (x) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or (y) impair, as between the Depository and members of, or participants in, the Depository, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

SECTION 2.7.  Replacement Notes

              If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note. If after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Company and the Trustee shall be entitled to recover such new Note from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

              Every replacement Note is an additional obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

SECTION 2.8.  Outstanding Notes

              The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because either of the Company or an Affiliate of the Company holds a Note.

              If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

              If the principal amount of any Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

              If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal, interest, premium and Liquidated Damages, if any, payable on that date with respect to the Notes (or the portion thereof to be redeemed or maturing, as the case may be), then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9.  Treasury Notes

              In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when the Company or any of its Affiliates repurchases or otherwise acquires Notes and the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10. Temporary Notes

              Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of the written order of the Company signed by an Officer of the Company, shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by an Officer of the Company, shall authenticate and deliver, definitive Notes in exchange for temporary Notes.

              Until such exchange, Holders of temporary Notes shall be entitled to all of the rights, benefits and privileges of this Indenture.

SECTION 2.11. Cancellation

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer or exchange, payment, replacement or cancellation, except as expressly permitted by this Indenture. The Company may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a written order delivered to the Trustee at the time such cancelled Notes are delivered to the Trustee, signed by one Officer of the Company, the Company shall direct that cancelled Notes be returned to it.

SECTION 2.12. Defaulted Interest

              If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case as provided in the Notes and in Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. CUSIP Number

              The Company in issuing the Notes shall use a CUSIP number, and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the certificates representing the Notes, and that reliance may be placed only on the other identification numbers printed on the certificates representing the Notes. The Company will promptly notify the Trustee of any change in a CUSIP number.

SECTION 2.14. Deposit of Moneys

              On each Interest Payment Date and each date on which payments in respect of the Notes are required to be made pursuant to the terms of this Indenture, the Company shall, not later than 11:00 a.m., New York City time, deposit with the Paying Agent in immediately available funds money sufficient to make any cash payments due on such date in a timely manner which permits the Paying Agent to remit payment to the Holders on such date.

SECTION 2.15. Liquidated Damages Under Registration Rights Agreement

              Under certain circumstances, the Company shall be obligated to pay certain Liquidated Damages to the Holders, all as set forth in Section 2 of the Registration Rights Agreement.


                                   ARTICLE 3

                       REDEMPTION AND OFFERS TO PURCHASE

SECTION 3.1.  Notice to Trustee

              If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee or a different notice period is set forth in Section 3.7 hereof), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

              If the Company is required to make an offer to purchase Notes pursuant to the provisions of Sections 4.14 or 4.15 hereof, it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the purchase price, (iv) the principal amount of the Notes to be purchased, and (v) further setting forth a statement to the effect that (a) the Company or one of its Restricted Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million and the amount of such Excess Proceeds or (b) a Change of Control has occurred, as applicable.

SECTION 3.2.  Selection of Notes to Be Redeemed

              If less than all of the Notes are to be redeemed at any time, the Trustee shall, unless otherwise set forth herein, select the Notes to be redeemed among the Holders of the Notes pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate (and in such manner as complies with applicable legal and principal national securities exchanges requirements, if any). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

              The Trustee shall promptly notify the Company and the Registrar (if other than the Trustee) in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in face amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

              In the event the Company is required to make an Asset Sale Offer pursuant to Section 3.9 and Section 4.14, and the amount of the Net Proceeds from the Asset Sale is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

SECTION 3.3.  Notice of Redemption

              Subject to the provisions of Sections 3.9 and 4.15 hereof, at least 30 days but not more than 60 days before a redemption date (unless a different notice period is set forth in Section 3.7 hereof), the Company shall mail by first class mail a notice of redemption to each Holder of Notes to be redeemed at its registered address.

              The notice shall identify the Notes to be redeemed and shall state:

              (1)   the redemption date;

              (2) the redemption price, separately stating the amount of any accrued and unpaid interest and Liquidated Damages, if any, to be paid in connection with the redemption;

              (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

              (4)   the name and address of the Paying Agent;

              (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (6) that, unless the Company defaults in making such redemption payment together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, interest ceases to accrue on and after the redemption date on Notes or portions of Notes called for redemption;

              (7) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

              (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

              (9)   the aggregate principal amount of Notes being redeemed.

              At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at its expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4.  Effect of Notice of Redemption

              Once notice of redemption is mailed in accordance with Section
3.3 herein, Notes called for redemption become due and payable on the redemption date at the redemption price stated in such notice. A notice of redemption may not be conditional.

SECTION 3.5.  Deposit of Redemption Price

              On or before the redemption date, the Company shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price, together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date on all Notes to be redeemed. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amount necessary to pay the redemption price of, and accrued and unpaid interest and Liquidated Damages, if any, on, all Notes to be redeemed.

              If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. Upon surrender of a Note for redemption in accordance with the notice given pursuant to Section 3.3 hereof, such Note shall be purchased by the Company at the redemption price, together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, premium and Liquidated Damages, if any, from the redemption date until such principal, premium or Liquidated Damages, if any, is paid, and to the extent lawful on any interest not paid on such unpaid principal, premium or Liquidated Damages, if any, in each case at the rate provided in the Notes and in Section
4.1 hereof.

SECTION 3.6.  Notes Redeemed in Part

              Upon surrender and cancellation of a Note that is redeemed in part only, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the surrendered and cancelled original Note.

SECTION 3.7.  Optional Redemption

              The Notes are not redeemable at the Company's option prior to February 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

                Year                                     Percentage
              --------                                 ---------------
              2002  . . . . . . . . . . . . . . . . .     104.6250%
              2003  . . . . . . . . . . . . . . . . .     103.0834%
              2004  . . . . . . . . . . . . . . . . .     101.5417%
              2005 and thereafter . . . . . . . . . .     100.0000%


              Notwithstanding the foregoing, on or prior to February 15, 2000, the Company may redeem at any time or from time to time up to 35% of the aggregate principal amount of the Notes originally issued, at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings; provided, that at least $110.5 million in aggregate principal amount of the Notes remain outstanding following each such redemption; provided, further, that notice of such redemption shall be given not later than 45 days, and such redemption shall occur not earlier than 30 or later than 60 days, after the date of the closing of any such Public Equity Offering.

SECTION 3.8.  Mandatory Redemption

              The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, as described in Sections 3.9, 4.14 and 4.15, the Company may be obligated, under certain circumstances, to make an offer to purchase (i) all outstanding Notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, upon a Change of Control; and (ii) outstanding Notes with a portion of the Net Proceeds of Asset Sales at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase.

SECTION 3.9.  Offer to Purchase by Application of Excess Proceeds

              Any Asset Sale Offer pursuant to Section 4.14 shall remain open for at least 30 and not more than 40 days, except to the extent that a longer period is required by applicable law (the "Offer Period"). On a date within five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.14 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

              The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.9, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

              If the Purchase Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a
Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

              Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

              (a)   that the Asset Sale Offer is being made pursuant to this
       Section 3.9 and Section 4.14 hereof and the length of time the Asset Sale Offer shall remain open;

              (b) the Offer Amount, the purchase price, separately stating the amount of any accrued and unpaid interest and Liquidated Damages, if any, and the Purchase Date;

              (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

              (d) that, unless the Company defaults in making such payments, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

              (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

              (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

              (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

              (h) that Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

              On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase plus accrued and unpaid interest and Liquidated Damages, if any, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

              Other than as specifically provided in this Section 3.9 and
Section 4.14, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

              No repurchase of Notes under this Section 3.9 shall be deemed to be a redemption of Notes.


                                   ARTICLE 4

                                   COVENANTS

SECTION 4.1.  Payment of Notes

              The Company shall pay the principal, premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, other than the Company or any of its Subsidiaries or Affiliates, holds on or before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium and interest, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, the Company shall not later than three Business Days prior to the date that any payment of Liquidated Damages is due (i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages.

              The Company shall pay interest (including post-petition interest under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; the Company shall pay interest (including post-petition interest under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.2.  Maintenance of Office or Agency

              The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where Notes may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

              The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby designates the office of the Trustee at 114 West 47th Street, New York, New York as one such office or agency of the Company in accordance with Section 2.3.

SECTION 4.3.  Reports

              (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) within 45 days following the end of each fiscal quarter and 90 days following the end of each fiscal year, respectively, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information with the SEC for public availability (unless the SEC will not accept such filing) and make such information available to investors or prospective investors who request it in writing.

              (b) Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

              (c) For so long as any Transfer Restricted Securities remain outstanding, the Company shall furnish to all Holders or beneficial owners of Notes and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4.  Compliance Certificate

              (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, but not less often than annually, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

              (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the Company's independent certified public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of Article 4, 5 or 6 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or

(ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.1(5), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5.  Taxes

              The Company shall, and shall cause its Subsidiaries to, pay or discharge prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings and for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.6.  Stay, Extension and Usury Laws

              The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7. Company and Corporate Existence and Maintenance of Properties and Insurance

              Subject to Section 4.15 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and its (and its Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its respective Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

              The Company shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions and improvements required for it to actively conduct and carry on its business; provided, however, that nothing in this Section 4.7 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not adverse in any material respect to the Holders.

              The Company shall maintain insurance against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

SECTION 4.8. Limitation on the Incurrence of Indebtedness and Issuance of Disqualified Stock

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Debt) and that the Company and its Restricted Subsidiaries shall not issue any Disqualified Stock and will not permit any of their respective Subsidiaries (other than their Unrestricted Subsidiaries) to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period, would have been greater than 2.0 to 1.

              The foregoing limitations will not apply to:

              (i) Indebtedness incurred by the Company under the Credit Facility in an aggregate principal amount not to exceed (a) the greater of (x) $125.0 million at any time outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness) or (y) $60.0 million plus the sum of 85% of the amount of Eligible Receivables of the Company and 60% of the amount of Eligible Inventory of the Company, in each case calculated on a consolidated basis in accordance with GAAP, at any time outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness), minus (b) the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale;

              (ii) additional Indebtedness incurred by the Company in respect of Capital Lease Obligations or Purchase Money Obligations in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

              (iii) Existing Indebtedness outstanding on the date of this Indenture;

              (iv)  Indebtedness represented by the Notes and this Indenture;

              (v) Hedging Obligations; provided, that the notional principal amount of any Interest Rate Agreement does not significantly exceed the principal amount of the Indebtedness to which such agreement relates; provided, further, that any Currency

       Agreement does not increase the outstanding loss potential or liabilities other than as a result of fluctuations in foreign currency exchange rates;

              (vi) Indebtedness of the Company to any of its Wholly Owned Subsidiaries that is a Restricted Subsidiary, and Indebtedness of any Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary to the Company or any of its Wholly Owned Subsidiaries that is a Restricted Subsidiary (the Indebtedness incurred pursuant to this clause
       (vi) being hereinafter referred to as "Intercompany Indebtedness"); provided, that, in the case of Indebtedness of the Company such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes; provided, further, that an incurrence of Indebtedness shall be deemed to have occurred upon (a) any sale or other disposition of Intercompany Indebtedness to a Person other than the Company or any of its Restricted Subsidiaries, (b) any sale or other disposition of Equity Interests of any Restricted Subsidiary of the Company which holds Intercompany Indebtedness such that such Restricted Subsidiary ceases to be a Restricted Subsidiary after such sale or other disposition, or (c) designation of a Restricted Subsidiary as an Unrestricted Subsidiary;

              (vii) in addition to Indebtedness specified in clauses (i) through (vi) above and clauses (viii) and (ix) below, additional Indebtedness in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

              (viii) Indebtedness incurred by Synthetic Industries Europe Limited in an aggregate principal amount not to exceed L.500,000 at any time outstanding; and

              (ix) the incurrence by the Company of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this Section 4.8 or incurred pursuant to clauses (iii) and (iv) of this
       Section 4.8 in whole or in part (the "Refinancing Indebtedness"); provided, however, that (A) the aggregate principal amount of such Refinancing Indebtedness shall not exceed the aggregate principal amount of Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (C) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu with or subordinated in right of payment to the Notes, the Refinancing Indebtedness shall be pari passu with or subordinated, as the case may be, in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (any such extension, refinancing, renewal, replacement, defeasance or refunding being referred to as a "Permitted Refinancing").

SECTION 4.9.  Limitation on Restricted Payments

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of

Equity Interests, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary); (iii) purchase, redeem, repay, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

              (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

              (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.8 hereof;

              (3) such Restricted Payment (the amount of any such payment, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (including Restricted Payments permitted by the next succeeding paragraph other than pursuant to clause (iii) thereof), shall not exceed the sum of (v) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing with the first full fiscal quarter after the date of initial issuance of the Notes and ending on the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit as a negative number), plus (w) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of initial issuance of the Notes of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (x) the aggregate cash received by the Company as capital contributions to the Company after the date of initial issuance of the Notes (other than from a Subsidiary), plus (y) any cash received by the Company after the date of initial issuance of the Notes as a dividend or distribution from any of its Unrestricted Subsidiaries or from the sale of any of its Unrestricted Subsidiaries less the cost of disposition and taxes, if any (but in each case excluding any such amounts included in Consolidated Net Income), plus (z) $5.0 million.

              The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company, or the defeasance, redemption or repurchase of subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) or out of the proceeds of a substantially concurrent cash capital contribution received by the Company; provided, that the amount of any such proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (w) of the preceding paragraph;
(iii) the repayment, defeasance, redemption or repurchase of subordinated Indebtedness with the net proceeds from an incurrence of Refinancing Indebtedness in a Permitted Refinancing; and (iv) the purchase, redemption or retirement by the Company of shares of its common stock held by an employee or former employee of the Company or any of its Restricted Subsidiaries issued under the Management Plans pursuant to the terms of such Management Plans; provided that (a) the purchase, redemption or retirement results from the retirement, death or disability (as defined in the relevant Management Plan) of the employee or former employee, and (b) the amount of any such payments in any fiscal year does not exceed $1.0 million; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses
(i), (ii), (iii) and (iv), no Default or Event of Default shall have occurred and be continuing.

              Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.9 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.10. Limitation on Liens

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.11. Limitation on Transactions with Affiliates

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, license, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arms' length transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing with expertise in underwriting non-investment grade debt securities; provided, however, that (i) any reasonable employment agreement or stock option agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and its Wholly Owned Subsidiaries that are Restricted Subsidiaries, (iii) Restricted Payments, permitted by clauses (i) and (iv) of the second paragraph of Section 4.9 hereof, (iv) the payment of reasonable fees to directors of the Company or its Restricted Subsidiaries, and
(v) Affiliate Transactions pursuant to agreements in effect on the date of this Indenture and described in the Offering Memorandum and renewals and extensions of such agreements on terms no less favorable to the Holders than the terms of such original agreements and transactions, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12. Limitation on Dividend and Other Payment Restrictions Affecting
              Subsidiaries

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (a) on its Capital Stock or (b) with respect to any other interest or participation in, or measured by, its profits, (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (iii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iv) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) this Indenture and the Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (e) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired, or
(g) Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive with respect to the provisions set forth in clauses (i), (ii), (iii) and (iv) above than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.13. Limitation on Layering Debt

              The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes.

SECTION 4.14. Asset Sales

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets and (b) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

              Within 360 days after any Asset Sale, the Company may apply the Net Proceeds from such Asset Sale to (i) permanently reduce Senior Debt, (ii) permanently reduce Indebtedness of the Restricted Subsidiary that sold properties or assets in the Asset Sale, or (iii) acquire properties and assets to replace properties and assets that were the subject of the Asset Sale or properties and assets that will be used in the same or a similar line of business as the Company was engaged in on the date of this Indenture. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from the Asset Sale that are not applied as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."
When the aggregate cumulative amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (and not solely the amount in excess of $10.0 million), at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes in any manner provided by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. The Asset Sale Offer must be commenced within 30 days following the Asset Sale that triggers the Company's obligation to make the Asset Sale Offer and remain open for at least 30 and not more than 40 days (unless required by applicable law). The

Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

SECTION 4.15. Change of Control

              Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Notice of a Change of Control Offer shall be prepared by the Company and shall be mailed by the Company with a copy to the Trustee or at the option of the Company and at the expense of the Company by the Trustee within 30 days following a Change of Control to each Holder of the Notes and such Change of Control Offer must remain open for at least 30 and not more than 40 days (unless required by applicable law). The notice to each Holder of the Notes shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment; (2) the purchase price, separately stating the amount of any accrued and unpaid interest and Liquidated Damages, if any, and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (8) the circumstances and material facts regarding the Change of Control (including but not limited to information with respect to the historical consolidated financial information of the Company and pro forma consolidated financial information of the Company after giving effect to the Change of Control, information regarding the Person or Persons acquiring control, to the extent reasonably available, and the business plans of such Person or Persons with respect to the Company, to the extent reasonably available). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

              On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.15, and in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt of the Company or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt of the Company to permit the repurchase of Notes required by this covenant. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

              Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 4.16. Payments for Consent

              The Company and its Subsidiaries shall be prohibited from, directly or indirectly, paying or causing to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.1.  Limitation on Merger, Consolidation or Sale of Assets

              (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person or entity unless (i) the Company is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the

Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before or immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and (iv) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.8 hereof.

              (b) The Company shall deliver to the Trustee prior to the consummation of any proposed transaction subject to the foregoing paragraph (a) an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.2.  Successor Person Substituted

              Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer to or include instead the successor Person and not the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.


                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default

              An "Event of Default" occurs if:

              (1) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase (whether pursuant to Sections 4.14 or 4.15 or otherwise) or otherwise), whether or not prohibited by Article 10 hereof; or

              (2) the Company defaults in the payment of an installment of interest on, or Liquidated Damages, if any, with respect to, any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days, whether or not prohibited by Article 10 hereof; or

              (3) the Company fails to comply with the provisions described under Sections 4.14, 4.15 or Article 5 hereof; or

              (4) the Company or any Restricted Subsidiary fails to comply with any of its covenants or agreements contained in the Notes or this Indenture (other than a default specified in clause (1), (2) or (3) above) and such default continues for a period of 30 days after notice of such default requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by Holders of 25% in aggregate principal amount of the Notes then outstanding; or

              (5) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case described in clauses (a) and (b) of this subsection (5), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; or

              (6) the Company or any of its Restricted Subsidiaries fails to pay one or more final judgments against the Company or any Restricted Subsidiary in an aggregate amount in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days from the entry thereof;

              (7) the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                    (A)    commences a voluntary case or proceeding,

                    (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                    (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                    (D) makes a general assignment for the benefit of its creditors, or

                    (E) admits in writing its inability to pay debts as the same become due; or

              (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company, or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding,

                    (B) appoints a Custodian of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of its property, or

                    (C) orders the liquidation of the Company, or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and, in each case, the order or decree remains unstayed and in effect for 60 days.

              The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

              In the case of any Event of Default pursuant to the provisions of this Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to February 15, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.2.  Acceleration

              If an Event of Default (other than an Event of Default specified in clauses (7) and (8) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of, any accrued and unpaid interest on and on all other Obligations under all the Notes to be due and payable immediately. Upon such declaration the principal, interest and all other Obligations shall be due and payable immediately. If an Event of Default specified in clause (7) or (8) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or any other Obligation that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.3.  Other Remedies

              If an Event of Default occurs and is continuing, the Trustee may and shall at the direction of the Holders of 25% in principal amount of the then outstanding Notes pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal, premium, interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Registration Rights Agreement.

              The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4.  Waiver of Past Defaults

              Subject to Sections 2.9, 6.7 and 9.2, Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal, premium, interest or Liquidated Damages, if any, with respect to any Note held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5.  Control by Majority

              Subject to Section 2.9, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or that may involve the Trustee in personal liability. Subject to the provisions of TIA Section 315, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6.  Limitation on Suits

              A Holder of Notes may pursue a remedy with respect to this Indenture or the Notes only if:

              (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

              (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

              (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

              (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

              (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

SECTION 6.7.  Rights of Holders to Receive Payment

              Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, interest, or Liquidated Damages, if any, with respect to the Notes, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.  Collection Suit by Trustee

              If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9.  Trustee May File Proofs of Claim

              The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.
To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding.

SECTION 6.10. Priorities

              If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

              First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

              Third: to the Company or to such party as a court of competent jurisdiction shall direct.

              The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11. Undertaking for Costs

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder to enforce the provisions of Section 6.7 hereof, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.1.  Duties of Trustee

              (1) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

              (2)   Except during the continuance of a Default or an Event of
Default:

                    (A) The duties of the Trustee shall be determined solely by the TIA or express provisions of this Indenture and the Trustee need perform, and be liable for (as set forth herein), only those duties that are specifically set forth in the TIA or this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                    (B) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (A) This paragraph does not limit the effect of paragraph (2) of this Section 7.1.

                    (B) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (C) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

              (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section 7.1.

              (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (6) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2.  Rights of Trustee

              (1) The Trustee may conclusively rely and shall be protected in relying upon any resolution, document, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond or other document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability, in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (3) The Trustee may act through its agent and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

              (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

              (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture including, without limitation, the provisions of Section 6.5 hereof, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

SECTION 7.3.  Definitive Rights of Trustee

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.4.  Trustee's Disclaimer

              The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5.  Notice of Defaults

              If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.1(1) or (2), the Trustee may withhold the notice if it in good faith determines that withholding the notice is in the interests of Holders of Notes.

SECTION 7.6.  Reports by Trustee to Holders

              Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Holders of Notes a brief report dated as of such reporting date that complies with TIA
Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

              Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders of Notes shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

SECTION 7.7.  Compensation and Indemnity

              The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise expressly provided herein, the Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with any provision of this Indenture (including, without limitation, the reasonable compensation, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ (A) in connection with the preparation, execution and delivery of this Indenture, any waiver or consent hereunder, any modification or termination hereof, or any Event of Default or alleged Event of Default; (B) if an Event of Default occurs, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings relating thereto; (C) in connection with the administration of the Trustee's rights pursuant hereto; or (D) in connection with any removal of the Trustee pursuant to subsection 7.8 hereof), except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

              The Company shall indemnify the Trustee against any and all losses, liabilities, obligations, damages, penalties, judgments, actions, suits, proceedings, reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) arising out of or in connection with the acceptance or administration of its duties under this Indenture; provided, however, that the Company need not reimburse any expense or indemnify against any loss, obligation, damage, penalty, judgment, action, suit, proceeding, reasonable cost or expense (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) in which it is determined that the Trustee acted with negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

              The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

              To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8.  Replacement of Trustee

              A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

              The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company by at least 30 days' advance written notice. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (1)   the Trustee fails to comply with Section 7.10;

              (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (3) a Custodian or public officer takes charge of the Trustee or its property; or

              (4)   the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee after written request by any Holder of Notes who has been a Holder of Notes for at least six months fails to comply with Section 7.10, such Holder of Notes may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              The Company shall give or cause to be given notice of each resignation and each removal of the Trustee to all Holders in the manner provided herein. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

SECTION 7.9.  Successor Trustee by Merger, etc.

              If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that such successor is otherwise eligible hereunder.

SECTION 7.10. Eligibility; Disqualification

              There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof or territory or of the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, state, territorial or District of Columbia authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

              If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10 it shall resign immediately in the manner and with the effect specified in this Article 7. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provision of, the TIA and this Indenture.

              This Indenture shall always have a Trustee who satisfies the requirements of the TIA, including TIA Sections 310(a)(1) and 310(a)(5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company

              The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.  Option to Effect Legal Defeasance or Covenant Defeasance

              The Company may, at the option of the Board of Directors of the Company, evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

SECTION 8.2.  Legal Defeasance and Discharge

              Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, promptly on demand of and at the expense of the Company, shall execute proper instruments prepared by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal, premium, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to outstanding Notes under
Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3.  Covenant Defeasance

              Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Section 4.3(a), 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 and Article 5
hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein or in any other document, and such omission to comply shall not constitute a Default or Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3), 6.1(4), 6.1(5) and 6.1(6) and, with respect to any Restricted Subsidiary that is a Significant Subsidiary, 6.1(7) and 6.1(8) hereof shall not constitute Events of Default.

SECTION 8.4.  Conditions to Legal Defeasance or Covenant Defeasance

              The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

              In order to exercise either Legal Defeasance or Covenant Defeasance, as applicable:

              (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal, premium, interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be;

              (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Section 6.1(7) or 6.1(8) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

              (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restrictive Subsidiaries is bound;

              (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

              (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company; and

              (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

              Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, interest and Liquidated Damages, if any, but such money and Government Securities need not be segregated from other funds except to the extent required by law.

              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

SECTION 8.6.  Repayment to Company

              (a) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

              (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request in the form of an Officers' Certificate any money held by them for the payment of principal, premium, interest or Liquidated Damages, if any, that remains unclaimed for two years after such principal, interest, premium, if any, or Liquidated Damages, if any, became due and payable, and, thereafter, Holders entitled to the money must look to the Company for payment of such money as creditors and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

SECTION 8.7.  Reinstatement

              If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.2 or 8.3 hereof, as the case may; provided that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8.  Discharge of Liability on Securities; Defeasance

              When (a) (i) the Company delivers to the Trustee all outstanding Notes for cancellation (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) or (ii) all outstanding Notes have become due and payable, whether at maturity or on a specified redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, (b) the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge at maturity or upon redemption all outstanding Notes, including interest, premium and Liquidated Damages, if any, thereon, and the Company pays or causes to be paid all other sums payable hereunder by the Company, (c) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with; then this Indenture shall cease to be of further effect except for (i) the provisions set forth in
Article 2, Sections 4.1, 4.2, 6.7, 7.7, 8.5, 8.6 and 8.7 hereof and (ii) if the Notes have been called for redemption and the redemption date has not occurred, the Company's obligation to pay the redemption price on such redemption date. The Trustee shall acknowledge satisfaction and discharge of this Indenture promptly on demand of the Company after receipt from the Company of an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                                   ARTICLE 9

                                   AMENDMENTS

SECTION 9.1.  Without Consent of Holders

              The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Notes:

              (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

              (2)   to comply with Article 5;

              (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

              (4)   to provide security for the Notes;

              (5)   to add Guarantees with respect to the Notes;

              (6) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

              (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

              Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Company in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2.  With Consent of Holders

              Except as otherwise provided herein, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

              Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

              It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

              After a supplemental indenture or amendment under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder of Notes affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder of Notes):

              (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

              (2) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, including default interest, on any Note;

              (3) reduce the principal of or change the fixed maturity of any Note or alter the optional or mandatory redemption provisions (other than provisions relating to the covenants described in Sections 3.9 and 4.14) or reduce the prices at which the Company shall offer to purchase such Notes pursuant to Sections 3.9, 4.14 or 4.15 hereof;

              (4) make any Note payable in money other than that stated in the Note;

              (5) make any change in Section 6.4 or 6.7 hereof or in this sentence of this Section 9.2;

              (6) waive a Default or Event of Default in the payment of principal of or interest or Liquidated Damages, if any, on, or redemption payment with respect to, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holders of Notes rescind such acceleration pursuant to Section 6.2);

              (7)   waive a redemption payment with respect to any Note; or

              (8) make any change to Article 10 of this Indenture that adversely affects Holders of Notes.

SECTION 9.3.  Compliance with Trust Indenture Act

              If at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4.  Revocation and Effect of Consents

              Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date specified in any solicitation or waiver. Subject to Section
9.2 hereof, a supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder of Notes.

              The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver or action permitted by Section 6.5. If the Company fixes a record date, the record date shall be fixed at the later of (i) 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as the Company shall designate.

SECTION 9.5.  Notation on or Exchange of Notes

              The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

              Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

SECTION 9.6.  Trustee to Sign Amendments, etc.

              The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of

Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith or therewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it.


                                   ARTICLE 10

                                 SUBORDINATION

SECTION 10.1.  Agreement to Subordinate

              The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by, and the payment of principal, premium, interest and Liquidated Damages, if any, on, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.2.  Liquidation; Dissolution; Bankruptcy

              Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, in each such case whether voluntary or involuntary, domestic or foreign:

              (1) the holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding in accordance with the terms of the applicable Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code) before Holders shall be entitled to receive any payment of principal, premium, interest or Liquidated Damages, if any, on the Notes (including any such payment or other distribution that may be payable by reason of the payment of any other Indebtedness of the Company (including, without limitation, the Series B Notes) being subordinated to the payment of the Notes); and

              (2) until all Obligations with respect to Senior Debt are paid in full in cash or Cash Equivalents, any such distribution to which Holders would be entitled shall be made to the holders of such Senior Debt;

       except that so long as the Notes are not treated in any case or proceeding or other event described above as part of the same class of claims as the Senior Debt or any class of claim on a parity with or senior to the Senior Debt for any payment or distribution,

       Holders may receive (i) securities that are subordinated, at least to the same extent as the Notes, to Senior Debt of the Company and to any securities issued in exchange for such Senior Debt and that are authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law which gives effect to the subordination of the Notes to Senior Debt and (ii) payments made from the trust described in Article 8 hereof.

SECTION 10.3.  Default on Designated Senior Debt

              The Company also may not make any payment of principal, premium, interest and Liquidated Damages, if any, on the Notes upon or in respect of the Notes whether on account of principal, interest, premiums, Liquidated Damages or otherwise (other than as set forth in Section 10.2(2) hereof) if: (i) a default in the payment of the principal, premium, or interest, if any, on any Designated Senior Debt occurs and is continuing beyond any applicable period of grace; or (ii) any other default occurs and is continuing with respect to Designated Senior Debt or would occur as a consequence of such payment that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration) or lapse of time and the Trustee receives a written notice of such default (a "Payment Blockage Notice") from the holders of any such Designated Senior Debt. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

              The Company may and shall resume payment on the Notes: (1) in the case of a payment default, upon the date on which such default is cured or waived or otherwise has ceased to exist, and (2) in the case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or otherwise has ceased to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated and not paid, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition. Following the expiration of any period during which the Company is prohibited from making payments on the Notes pursuant to a Payment Blockage Notice, the Company will be obligated to resume making any and all required payments in respect of the Notes, including without limitation any missed payments.

              The Company shall give prompt written notice to the Trustee of any default in the payment of any Senior Debt or any acceleration under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued. Failure to give such notice shall not affect the subordination of the Notes to the Senior Debt or the application of the other provisions provided in this Article 10.

SECTION 10.4.  Acceleration of Notes

              If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.5.  When Distribution Must be Paid Over

              In the event that the Trustee receives or is holding, or any Holder receives, any payment of any principal, premium, interest and Liquidated Damages, if any, with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge (in the case of the Trustee as described in Section 10.11 hereof), that such payment is prohibited by Section
10.2 or 10.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to the Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

              With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.6.  Notice by Company

              The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article.

SECTION 10.7.  Subrogation

              After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

              If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under the Senior Debt, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior

Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full; provided that such payments or distributions shall be paid first pro rata to Holders that previously paid amounts then pro rata to all Holders.

SECTION 10.8.  Relative Rights

              This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

              (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal, premium, interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

              (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

              (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

              If the Company fails because of this Article to pay principal, premium, interest and Liquidated Damages, if any, on a Note on the due date, the failure is still a Default or an Event of Default.

SECTION 10.9.  Subordination May Not be Impaired by Company

              No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10. Distribution or Notice to Representative

              Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

              Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11. Rights of Trustee and Paying Agent

              Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the due date of such payment written notice of facts that would cause the payment of any principal, premium, interest and Liquidated Damages, if any, with respect to the Notes to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

              The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12. Authorization to Effect Subordination

              Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13. Payment

              A payment with respect to a Note or with respect to principal of or interest on a Note shall include, without limitation, payment of principal, premium, interest and Liquidated Damages, if any, on any Note, any payment on account of any mandatory or optional repurchase or redemption of any Note (including payments pursuant to Article 3 or Section 4.14 or Section 4.15 hereof) and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Note provided that any such payment, other payment or recovery (i) not prohibited pursuant to this Article 10 at the time actually made shall not be subject to any recovery by any holder of Senior Debt or Representative therefor or other Person pursuant to this Article 10 at any time thereafter (unless such payment is a voluntary prepayment on the Notes made at the time a Default exists under this Indenture) and (ii) made by or from any Person other than the Company shall not be subject to any recovery by any holder of Senior Debt or Representative therefor or other Person pursuant to this Article 10 at any time thereafter except to the extent such Person recovers any such amount paid from the Company, whether pursuant to rights of indemnity, rescission or otherwise.

                                   ARTICLE 11

                                 MISCELLANEOUS

SECTION 11.1.  Trust Indenture Act Controls

              If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 11.2.  Notices

              Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered by hand delivery, by first-class mail (registered or certified, return receipt requested), by facsimile or by overnight air courier guaranteeing next day delivery, to the others' addresses as follows:

              If to the Company:

                    Synthetic Industries, Inc.
                    309 Lafayette Road
                    Chickamauga, Georgia  30707
                    Attention:  Joseph Sinicropi

                    Chief Financial Officer

                    Telecopier No.: (706) 375-7842

              If to the Trustee:

                    United States Trust Company of New York
                    114 West 47th Street
                    New York, New York  10031
                    Attention:  Ms. Patricia Stermer

                    Telecopier No.: (212) 852-1625

              The Company or the Trustee by notice to the others may designate additional or different addresses of subsequent notices or communications.

              All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly received: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

              Any notice or communication to a Holder of Notes shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of Notes or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

              If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

              If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3.  Communication by Holders with Other Holders

              Holders of Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c). Upon qualification of this Indenture under the TIA, the Trustee shall otherwise comply with TIA Section 312(b).

SECTION 11.4.  Certificate and Opinion as to Conditions Precedent

              Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (if required by the TIA or this Indenture):

              (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any provided for in this Indenture relating to the proposed action have been complied with; and

              (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.5.  Statements Required in Certificate or Opinion

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

              (1) statement that the Person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with, provided, however, that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

SECTION 11.6.  Rules by Trustee and Agents

              The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7.  Legal Holidays

              A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, in the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.8.  No Recourse Against Others

              (a) No past, present or future director, officer, employee, agent, or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

              (b) Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

SECTION 11.9.  Governing Law

              THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE

COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

SECTION 11.10. No Adverse Interpretation of Other Agreements

              This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11. Successors

              All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12. Severability

              In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.13. Counterpart Originals

              This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of them together shall represent the same agreement.

SECTION 11.14. Table of Contents, Headings, etc

              The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                         [signatures on following page]

SIGNATURES

              IN WITNESS WHEREOF, the undersigned have caused this Indenture to be executed as of the date first above written.


                                        SYNTHETIC INDUSTRIES, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        UNITED STATES TRUST COMPANY OF NEW YORK



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A

                                  FORM OF NOTE

                                 [Face of Note]

                           SYNTHETIC INDUSTRIES, INC.


             9 1/4% SERIES [A/B] SENIOR SUBORDINATED NOTE DUE 2007

No. _________                                               CUSIP NO. __________

              Synthetic Industries, Inc., a Delaware corporation, promises to pay to __________________________ or registered assigns, the principal sum of ____________________ Dollars on February 15, 2007.

              Interest Payment Dates: February 15 and August 15

              Record Dates:  February 1 and August 1

              Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

[Seal]
                                        SYNTHETIC INDUSTRIES, INC.


                                        By:
                                           -------------------------------------

                                        By:
                                           -------------------------------------

Certificate of Authentication:

United States Trust Company of New York, as Trustee, certifies that this is one of the [Global] Notes referred to in the within-mentioned Indenture.

By:
       -----------------------------------
       Authorized Signature

              [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES SET FORTH IN SECTION 2.6 OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE. BENEFICIAL INTEREST IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.6 OF THE INDENTURE.](1)

              ["THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
              ACT) WHO IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
              NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH THE RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR





--------------------

(1) This paragraph should be included only if the Note is issued in global form.

       OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE ISSUER, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (F) OUTSIDE THE U.S. TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED, IN THE CASE OF CLAUSES (C), (D), (F) AND (G) ABOVE, UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE."](2)





--------------------

(2) This paragraph should not be included on Exchange Notes received in an Exchange Offer.

                               [Reverse of Note]

                           SYNTHETIC INDUSTRIES, INC.

             9 1/4% SERIES [A/B] SENIOR SUBORDINATED NOTE DUE 2007


              1. Interest. Synthetic Industries, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 1/4% per annum from February 11, 1997 until maturity and to pay Liquidated Damages, if any, payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semiannually in arrears on February 15 and August 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from February 11, 1997; provided, that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to 1% per annum in excess of the interest rate then in effect to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

              2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available/same day funds will be required with respect to principal, premium, interest and Liquidated Damages, if any, on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

              3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of payments on the Notes pursuant to Sections 7 and 8 hereof, neither the Company nor any of its Affiliates may act as Paying Agent.

              4. Indenture. The Company issued the Notes under an Indenture, dated as of February 11, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured senior subordinated general obligations of the Company limited to $170,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture).

              5. Optional Redemption. The Notes are not redeemable at the Company's option prior to February 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

               Year                                  Percentage
               ----                                  ----------
               2002  . . . . . . . . . . . . .       104.6250%
               2003  . . . . . . . . . . . . .       103.0834%
               2004  . . . . . . . . . . . . .       101.5417%
               2005 and thereafter . . . . . .       100.0000%


              Notwithstanding the foregoing, on or prior to February 15, 2000, the Company may redeem at any time or from time to time up to 35% of the aggregate principal amount of the Notes originally issued, at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings; provided, that at least $110.5 million in aggregate principal amount of the Notes remain outstanding following each such redemption; and provided, further, that notice of such redemption shall be given not later than 45 days and such redemption shall occur not earlier than 30 days or later than 60 days, after the date of the closing of any such Public Equity Offering.

              6. Notice of Redemption. Subject to the provisions of the Indenture, notice of redemption will be mailed by first class mail to the Holder's registered address at least 30 days but not more than 60 days before the redemption date (unless a different notice period is set forth in Section 5 hereof) to each Holder of Notes to be redeemed. If less than all Notes are to be redeemed at any time, the Trustee shall, unless otherwise set forth in the Indenture, select the Notes to be redeemed in multiples of $1,000 pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption (unless the Company shall default in the payment of the redemption price together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date).

              7. Change of Control. In the event of a Change of Control of the Company, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes, at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Change of Control Payment Date.

              8. Asset Sales. In the event of certain Asset Sales, the Company may be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of Excess Proceeds, at an offer price in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase.

              9. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, the ability of the Company or its Restricted Subsidiaries to dispose of certain assets, to declare or pay dividends or make certain other distributions and payments, to make certain investments or purchase, redeem, or otherwise acquire or retire for value Equity Interests, to incur additional Indebtedness or incur Liens and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

              10. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required to transfer or exchange any Notes selected for redemption. Also, the Company need not transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

              11. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

              12. Unclaimed Money. If money for the payment of principal, premium, interest or Liquidated Damages, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

              13. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of principal, premium, interest or Liquidated Damages, if any, with respect to any Note held by a non-consenting Holder.

Without the consent of any Holder, the Company may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder or to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not adversely affect the legal rights of any Holder.

              14. Events of Default and Remedies. An Event of Default generally is: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, any of the Notes, whether or not prohibited by the subordination provisions of the Indenture; (ii) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of the principal of or premium, if any, on any of the Notes, whether or not prohibited by the subordination provisions of the Indenture; (iii) failure by the Company to comply with certain of its agreements in the Indenture and the Notes; (iv) failure by the Company or any Restricted Subsidiary for 30 days after notice to comply with any of its covenants or agreements in the Indenture or the Notes other than those referred to in clauses (i), (ii) and (iii) above; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case described in clauses (a) and (b) of this subsection (v), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after their entry; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all of the principal amount of the Notes, accrued and unpaid interest thereon and all other Obligations thereunder, to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

              15. Trustee Dealings with Company. United States Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

              16. No Recourse Against Others. No past, present or future director, officer, employee, agent or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

              17. Subordination. The payment of principal, premium, interest and Liquidated Damages, if any, on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred, and senior or pari passu in right of payment to, all subordinated Indebtedness whether outstanding on the date of the Indenture or thereafter incurred.

              18. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

              19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

              20. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement, dated as of the date of the Indenture (the "Registration Rights Agreement"), between the Company and the Initial Purchaser.

              21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to Holder of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

              22. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed entirely within the State of New York, without regard to principles of conflicts of law.

              23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

              The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or Registration Rights Agreement. Requests may be made to: Synthetic Industries, Inc., 309 Lafayette Road, Chickamauga, GA 30707, Attention: Joseph Sinicropi, Chief Financial Officer.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:



________________________________________________________________________________
              (Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________


Your Signature:
               -----------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Date:
      ------------------------------------------

Signature Guarantee:
                    ------------------------------------------------------------

NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

In connection with any transfer of this Note the Holder hereof may be required by the Indenture to deliver to the Trustee and the Registrar a certification substantially in the form of Exhibit B to the Indenture.

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

              If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                    Section 4.14  [ ]             Section 4.15  [ ]


              If you want to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount (in integral multiples of $1,000):


$
  --------------------------------

Date:
      ------------------------------------------------

Signature:
          ------------------------------------------------------------------
          (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                     ---------------------------------

NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.


              SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES(3)

The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                  Principal Amount of         Signature of
                Amount of decrease in   Amount of increase in      this Global Note        authorized officer
   Date of       Principal Amount of     Principal Amount of        following such         of Trustee or Note
   Exchange        this Global Note        this Global Note     decrease (or increase)          Custodian
   --------     ---------------------   ---------------------   ----------------------     ------------------





----------------------------------

(3) This schedule should be included only if the Note is issued in global form.

                                   EXHIBIT B

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

Re:    9 1/4% Series [A/B] Senior Subordinated Notes due 2007 of Synthetic
Industries, Inc.

              This Certificate relates to $_____ principal amount of Notes held in (*) _______ book-entry or (*) ______ definitive form by _________________
(the "Transferor").

The Transferor:(*)

[ ] has requested the Registrar by written order to exchange or register the transfer of a Note or Notes; or

[ ] has requested the Trustee by written order to exchange its Note or Notes in definitive, registered form for a beneficial interest in a Global Note held by the Depository equal to the principal amount of Notes it holds (or the portion thereof indicated above); or

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depository a Note or Notes in definitive, registered form equal to its beneficial interest in such Global Note (or the portion thereof indicated above).

       In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relative to the above captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

[ ] Such Note is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.6(a)(ii)(A), Section 2.6(b)(i) or
       Section 2.6(d)(i)(A) of the Indenture).

[ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in a transaction meeting the requirements of Rule 144A under the Securities Act.

[ ] Such Note is being transferred outside the U.S. to a foreign person pursuant to an exemption from registration in a transaction meeting the requirements of Regulation S under the Securities Act (based on an opinion of counsel if the Company so requests and together with a certification in substantially the form of Exhibit D to the Indenture).





----------------------------------

(*)     Check applicable box.

[ ] Such Note is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act (based on an opinion of counsel if the Company so requests).

[ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

[ ] Such Note is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (based on an opinion of counsel if the Company so requests together with a certification in substantially the form of Exhibit C to the Indenture).

[ ] Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (based on an opinion of counsel if the Company so requests).


                                        ----------------------------------------
                                                [INSERT NAME OF TRANSFEROR]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address:
Date:
      ----------------------------

          TO BE COMPLETED BY TRANSFEREE IF SECOND BOX ABOVE IS CHECKED

              The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:                          Signed:
       ------------------------        -----------------------------------------
                                        NOTICE: To be executed by an executive
                                        officer

                                   EXHIBIT C

         FORM OF CERTIFICATE TO BE DELIVERED BY ACCREDITED INSTITUTIONS


                                        ____________ ___, ____


United States Trust Company of New York,
  as Registrar
Attn:  Corporate Trust Department



Dear Sirs:

              In connection with our proposed purchase of $_____ aggregate principal amount of 9 1/4% Series [A/B] Senior Subordinated Notes due 2007 (the "Notes") of Synthetic Industries, Inc. (the "Issuer"), a Delaware corporation, we confirm that:

              1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the laws of any state or other jurisdiction, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

              2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions of the Securities Act.

              3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as described below. We agree, on our own behalf and on behalf of any account for which we are purchasing the Notes, and each subsequent holder of the Notes by its acceptance thereof will agree, not to offer, sell or otherwise transfer such Notes prior to the date which is three years after the later of the date of original issue of such Notes and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (the "Resale Restriction Termination Date"), except (A) to the Issuer, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein) in a transaction meeting the requirements of Rule 144A, (C) to an institutional "accredited investor" (as defined above) that is purchasing for his own account or for the account of such an "accredited investor," and that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter, substantially identical to this letter, containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available, (E) pursuant to an effective registration statement under the Securities Act, (F) outside the U.S. to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (G) pursuant to any other available exemption from the registration requirements of the Securities Act (based upon an opinion of counsel reasonably acceptable to the Issuer if the Issuer so requests), subject in each of the foregoing cases, to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with applicable securities laws of any state of other jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

              4. We understand that, on any proposed offer, sale or other transfer of any Notes prior to the Resale Restriction Termination Date, we will be required to furnish to the Trustee and the Issuer such certifications, legal opinions, and other information as either of them may reasonably require to confirm that the proposed transaction complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend reflecting the substance of this and the preceding paragraph.

              5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

              We acknowledge that you, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. We agree to notify you promptly in writing if any of our representations or warranties ceases to be accurate and complete.

              THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                                  ----------------------------------------------
                                  (Name of Purchaser)



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address:

                                   EXHIBIT D

               FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S

__________, _____

United States Trust Company of New York,
  as Registrar
Attention:  Corporate Trust Department


Ladies and Gentlemen:

                     In connection with our proposed sale of $__________ aggregate principal amount of 9 1/4% Series [A/B] Senior Subordinated Notes due 2007 (the "Notes") of Synthetic Industries, Inc., a Delaware corporation (the "Company"), we represent that:

                     (i) the offer of the Notes was not made to a person in the United States;

                     (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                     (iii) no directed selling efforts have been made by us, any of our affiliates or any person acting on our or their behalf in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                     (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

                     You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,


                                        ----------------------------------------
                                        [Name of Transferor]


                                        By:
                                            ------------------------------------
                                              Name:
                                              Title:
                                              Address:





                                      D-2